EXHIBIT 21

                    PCA INTERNATIONAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of the Company's subsidiaries and affiliates at February 2, 1997 indicating the percentage of ownership and the state or country of incorporation:

                                                                      PERCENTAGE
                                                                       OF VOTING
                                                                      SECURITIES
                                          STATE OR COUNTRY       OWNED BY THE
                                                 OF
                        NAME                INCORPORATION          COMPANY
----------------------------------------- ------------------   -----------------

Photo Corporation of America              North Carolina             100%

PCA National, Inc.                        North Carolina              *

PCA Specialty Photo Retail Corporation    North Carolina              **

PCA Photo Corporation of Canada, Inc.     North Carolina             100%

PCA of Mexico SA DE CV                    Mexico                     99%

PCA of Argentina S.A.                     Argentina                  100%

ASI Acquisition Corp.                     North Carolina             100%

*     PCA NATIONAL, INC., IS A SUBSIDIARY OF PHOTO CORPORATION OF AMERICA.

** PCA SPECIALTY PHOTO RETAIL CORPORATION IS A SUBSIDIARY OF PCA NATIONAL, INC.